Exhibit 99.1

StoneCastle Financial Corp. Reports First
Quarter 2015 Results

NEW YORK, April 30, 2015 – StoneCastle Financial Corp. (Nasdaq: BANX) (“StoneCastle Financial” or the “Company”), an investment company registered with the Securities and Exchange Commission (“SEC”), today announced results for the first fiscal quarter ended March 31, 2015.

First Quarter 2015 Investment Highlights:

•	Invested $55.2 million in debt, preferred stock and equity in 17 investments

•	Sold $15.9 million of Preferred Term Securities, Ltd., Fixed Rate Mezzanine Notes

•	Received repayment of $20.6 million from 7 investments

Highlighted investment activity in the first quarter 2015 included:

•	$7.6 million in Amboy Capital Trust I, 9.00% Trust Preferred Security

•	$5.0 million in Cornerstone Community Bancorp Subordinated Debenture, due 2/28/2025, 8.80%

•	$4.9 million in Mercantil Trust Preferred Series 2015, 9.74% Notes

•	$4.4 million in National Bank of Indianapolis Trust Preferred Series 2015, 9.74% Notes

•	$3.2 million in Freeport Bancshares Subordinated Debenture, due 2/17/2025, 8.875%

A complete listing of investments as of the end of the quarter can be found in the Company’s N-Q report.

At March 31, 2015, the estimated current yield generated by the Invested Portfolio (excluding cash and cash equivalents) was approximately 8.45%.

“As we have consistently stated, we are focused on building our business for the long term, with a particular focus on credit quality in the portfolio” stated Joshua Siegel, StoneCastle Financial’s Chairman & CEO, “and we believe credit quality will ultimately differentiate our company in the market.”

First Quarter 2015 Financial Results

Net investment income was $1,858,317 or $0.29 per share, comprised of $3,223,384 in gross income and $1,365,067 of expenses. Realized gains were $942,849 or $0.14 per share resulting in total distributable ordinary income of $0.43 per share. The change in unrealized appreciation of the portfolio investments totaled $732,212 or $0.11 per share. Total net realized and unrealized gains on investments were $0.25 per share.

For the quarter ended March 31, 2015, the Company’s net increase in net assets resulting from operations was $3,533,378.

The Company paid a quarterly cash distribution of $0.50 per share on March 30, 2015 to shareholders of record at the close of business on March 20, 2015.

At March 31, 2015, the Company had Net Assets of $142.5 million, and the Company’s Net Asset Value was $21.90 per share. The Company had drawn $33.0 million on its total $70 million credit facility, which represents approximately 18% of total assets. According to the current regulated investment company rules, the Company may borrow only up to 33.3% of its total assets.

Portfolio and Investment Summary

As of the close of business on March 31, 2015, the Company had total assets of $186.2 million, consisting of investments with a fair value of $167.3 million (“Invested Portfolio”), cash and money market fund investments of $8.6 million, and other assets of $10.3 million.  “Total Assets” includes long term investments at market value, cash, interest and dividends receivable, receivables for securities sold, other assets, and any proceeds from borrowings used to make a portfolio investment.

During the quarter ended March 31, 2015, the Company invested $55.2 million in debt, preferred stock and equity. The Company received repayment from calls totaling $20.6 million.

Quarterly Conference Call

StoneCastle Financial will host a webcast and conference call April 30, 2015 at 5:00 pm Eastern time.

The conference call can be accessed by dialing 1-877-407-9039 for domestic callers or 1-201-689-8470 for international callers. Participants may also access the call via live webcast by visiting StoneCastle Financial’s investor relations website at www.stonecastle-financial.com. To listen to a live broadcast, go to the website at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay will be available shortly after the call and be available through midnight (Eastern Time) on May 14, 2015. The replay can be accessed by dialing 1-877-870-5176 for domestic callers or 1-858-384-5517 for international callers. The passcode for the replay is 13604252. The archive of the webcast will be available on the Company’s website for a limited time.

About StoneCastle Financial Corp.

StoneCastle Financial is an SEC registered non-diversified, closed-end management investment company listed on the NASDAQ Global Select Market under the symbol “BANX.” StoneCastle Financial intends to make long-term, passive, non-control investments in community banks seeking capital for organic growth, acquisitions, share repurchases and other refinancing activities. Its investment objective is to provide current income and, to a lesser extent, capital appreciation. StoneCastle Financial is managed by StoneCastle Asset Management LLC.

Disclaimer and Risk Factors:

There is no assurance that StoneCastle Financial will achieve its investment objective. StoneCastle Financial is subject to numerous risks, including investment and market risks, management risk, income and interest rate risks, banking industry risks, preferred stock risk, convertible securities risk, debt securities risk, liquidity risk, valuation risk, leverage risk, non-diversification risk, credit and counterparty risks, market discount from net asset value risk and market disruption risk. Shares of closed-end investment companies may trade above (a premium) or below (a discount) their net asset value. Shares of StoneCastle Financial may not be appropriate for all investors. Investors should review and consider carefully StoneCastle Financial’s investment objective, risks, charges and expenses. Past performance does not guarantee future results. Learn more at www.stonecastle-financial.com.

The Annual Report, Semi-Annual Report and other regulatory filings of the Company with the SEC are accessible on the SEC’s website at www.sec.gov and on the Company’s website at www.stonecastle-financial.com, and may discuss these or other factors that affect the Company.

CONTACT: Investor Contact:

STONECASTLE FINANCIAL CORP.

Statement of Assets and Liabilities

(unaudited)

	March 31, 2015		December 31, 2014
Assets
Long-Term investments, at fair value (cost: $166,799,538 and $170,437,641 respectively)	$167,342,080		$170,247,971
Receivable for securities sold	8,018,440		—
Cash and cash equivalents	8,568,826		10,714,128
Interest and dividends receivable	1,330,453		1,350,047
Prepaid assets	916,789		714,507
Total assets	186,176,588		183,026,653

Liabilities
Loan payable	33,000,000		22,500,000
Payable for securities purchased	9,328,625		13,923,525
Dividends payable	—		3,250,518
Investment advisory fee payable	631,676		589,632
Offering expenses payable	48,047		58,047
Directors fee payable	3,250		—
Loan interest payable	2,753		52,090
Accrued expenses payable	660,672		521,056
Total liabilities	43,675,023		40,894,868
Net Assets	142,501,565		$142,131,785

Net Assets consist of:
Common stock at par ($0.001 per share)	6,506		6,501
Paid-in-capital	145,653,043		145,565,472
Distributions in excess of net investment income	(3,700,526	)*	(3,250,518)*
Net unrealized appreciation / (depreciation) on investments	542,542		(189,670)
Net Assets	$142,501,565		$142,131,785

Net Asset Value Per Share:
Common Stock Shares Outstanding	6,505,767		6,501,035
Net asset value per common share	$21.90		$21.86
Market price per share	$17.97		$19.47
Market price discount to net asset value per share	-17.95%		-10.93%

* Includes accumulated net realized gain on investments.

STONECASTLE FINANCIAL CORP.

Statement of Operations

(unaudited)

For The Three Months
Ended March 31, 2015
Investment Income
Dividends	$1,762,479
Interest	1,417,950
Origination fee income	14,945
Other income	28,010
Total Investment Income	3,223,384

Expenses
Investment advisory fees	631,676
Interest expense	244,383
ABA marketing and licensing fees	125,000
Professional fees	79,261
Transfer agent, custodian fees and administrator fees	66,533
Directors’ fees	45,000
Bank fees	41,118
Investor relations fees	29,700
Due diligence expense	28,010
Insurance expense	22,500
Miscellaneous fees	51,886
Total expenses	1,365,067
Net Investment Income	1,858,317

Realized and Unrealized Gain on Investments
Net realized gain on investments	942,849
Net change in unrealized appreciation on investments	732,212
Net realized and unrealized gain on investments	$1,675,061
Net Increase in Net Assets Resulting From Operations	$3,533,378

STONECASTLE FINANCIAL CORP.

Financial Highlights

(unaudited)

For the Three Months
Ended March 31, 2015
Per Share Operating Performance
Net Asset Value, beginning of period	$21.86
Net investment income(1)	0.29
Net realized and unrealized gain on investments (1)	0.25
Total from investment operations	0.54

Less distributions to shareholders
From net investment income	(0.50)
Total distributions	(0.50)

Net asset value, end of period	$21.90
Per share market value, end of period	$17.97
Total investment return based on market value (2)	-5.17%

Ratios and Supplemental Data
Net assets, end of period (in millions)	$142.5
Expenses (3)(4)	3.89%
Net investment income(3)	1.31%
Portfolio turnover rate (5)	33%

(1)	Based on the average shares outstanding during quarter.

(2)	Based on share market price and reinvestment of distributions at the price obtained under the Dividend Reinvestment Plan. Total return does not include sales load and offering expenses.

(3)	Annualized

(4)	Excluding interest expense, operating expenses would have been 3.19%.

(5)	Not annualized